Invesco Equally-Weighted S&P 500 Fund                             SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2010
File number:       811-09913
Series No.:        12

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                         $ 5,860
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                         $ 1,053
        Class C                         $   470
        Class R                         $     2
        Class Y                         $ 1,887


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.2564
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                          0.1621
        Class C                          0.1872
        Class R                          0.2565
        Class Y                          0.2805


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                          22,339
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           4,826
        Class C                           2,370
        Class R                               9
        Class Y                           6,092


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 24.74
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 24.56
        Class C                         $ 23.82
        Class R                         $ 24.63
        Class Y                         $ 24.94